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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-72067 and 333-72069) and Form S-8 (No. 333-72065) of Philips
International Realty Corp. of our report dated April 5, 2001, with respect to the consolidated financial statements and schedule of Philips International Realty Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------


New York, New York
April 5, 2001